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                                                                    EXHIBIT 99.2


PROXY                                                                    PROXY

                        AMERICAN HEALTH PROPERTIES, INC.
                       6400 South Fiddler's Green Circle,
                     Suite 1800, Englewood, Colorado 80111

The undersigned hereby nominates and appoints Joseph P. Sullivan and Michael J. McGee (the "Proxies"), and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company") held of record by the undersigned as of the close of business on September 23, 1999 at the Special Meeting of Stockholders to be held on November 3, 1999 or any adjournment thereof.


                     YOUR VOTE IS IMPORTANT TO THE COMPANY

      PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF
       THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                    IMPORTANT: SIGNATURE REQUIRED ON REVERSE


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                                                               Please mark
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF              your vote as [X]
DIRECTORS OF AMERICAN HEALTH PROPERTIES INC.                   indicated in
                                                               the example




1. Proposal Number 1 -- Approval and adoption of
   the Agreement and Plan of Merger between
   American Health Properties, Inc. and Health        FOR    AGAINST   ABSTAIN
   Care Properties Investors, Inc., dated as of       [ ]      [ ]       [ ]
   August 4, 1999, and the Merger contemplated thereby, as described in the accompanying Joint
   Proxy Statement/Prospectus.

   THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER (EACH AS DEFINED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS) AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

2. Proposal Number 2 -- In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

   WHEN THIS PROXY IS PROPERLY EXECUTED, THE PROXIES WILL VOTE ALL SHARES OF COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

   PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.


                                        The undersigned hereby notifies and
                                        confirms all that said attorneys and
                                        proxies, or any of them, or their
                                        substitutes, shall lawfully do or cause
                                        to be done by virtue hereof., and hereby revokes any and all proxies heretofore given by the undersigned to vote at said Special Meeting. The undersigned acknowledges receipt of the notice of said Special Meeting and Joint Proxy Statement/Prospectus accompanying said notice.


Signature(s)_________________________________________ Dated: ____________, 1999

Please sign exactly as names are shown. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.


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